EXHIBIT 99.1

Zumiez Inc. Reports Holiday 2024 Sales Results

Updates Fourth Quarter Outlook

LYNNWOOD, Wash., Jan. 13, 2025 (GLOBE NEWSWIRE) -- Zumiez Inc. (NASDAQ: ZUMZ) a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today announced that the Company's comparable sales for the nine-week period ended January 4, 2025 increased 5.6% from the comparable nine-week period in the prior year ending January 6, 2024.

From a regional perspective, North America comparable sales were up 6.9% and other international comparable sales, which consists of Europe and Australia, were up 1.1% over the same comparable period in the prior year.

During the nine-week period, the Women’s category posted the largest positive comparable sales growth, followed by Men’s and Footwear. Accessories was the most negative category, followed by Hardgoods.

Based on results for the nine-week period ended January 4, 2025, the Company now anticipates fiscal 2024 fourth quarter net sales will be between $275 million and $277 million, compared to our previous guidance range of $284 million to $288 million. Earnings per share for the quarter is now expected to be between $0.72 and $0.77 compared to our previous guidance of $0.83 to $0.93. As a reminder, the fourth quarter of fiscal 2023 included an additional week compared to the fourth quarter of fiscal 2024. The Company currently anticipates that the incremental week included in the prior year will have a negative impact on the year-over-year growth rate in net sales for the fourth quarter of approximately 4% which is anticipated in the guidance provided.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, “We achieved solid, mid-single-digit comparable sales growth for the first two months of our fiscal fourth quarter, however this result was below our planned comparable sales for the quarter. After generally trending on plan through early December, we saw softer than expected results in the peak weeks of holiday. We continue to be confident that the recent changes we’ve made to our merchandise assortments and customer engagement tactics have the business positioned to deliver further top and bottom-line gains. We look forward to building on our recent progress in fiscal 2025 and generating greater value for our shareholders in the years to come.”

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of January 4, 2025, we operated 745 stores, including 584 in the United States, 46 in Canada, 88 in Europe and 27 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at zumiez.com, zumiez.ca, blue-tomato.com and fasttimes.com.au.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company’s annual report on Form 10-K for the fiscal year ended February 3, 2024 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contact:
Darin White
VP of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200